UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2016

Lake Sunapee Bank Group

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Lakes Sunapee Bank Group, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 12, 2016. There were 8,381,419 shares of common stock eligible to be voted at the Annual Meeting and 6,566,436 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

As further detailed in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on March 28, 2016, there were three proposals submitted to the Company’s stockholders at the Annual Meeting. The stockholders elected all of the nominees listed in Proposal 1 and approved Proposals 2 and 3. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Against	Abstain	Broker Non- Vote
Stephen J. Frasca	3,450,356	47,668	148,713	2,919,699
Peter R. Lovely	3,446,775	57,329	142,632	2,919,699
John P. Stabile II	3,437,480	58,048	151,208	2,919,699
Stephen R. Theroux	3,371,623	133,082	142,031	2,919,699

Proposal 2: Ratification of the Appointment of Baker Newman Noyes, P.A., LLC as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

Votes For	Votes Against	Abstain	Broker Non-Vote
6,361,490	56,129	148,816	—

Proposal 3: Consideration and Approval of a Non-Binding Advisory Resolution on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Vote
3,162,479	270,973	213,284	2,919,699

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Date: May 16, 2016	By:	/s/ Laura Jacobi
Laura Jacobi
Executive Vice President and Chief Financial Officer